HASBRO, INC.
RESTATED 2003 STOCK INCENTIVE PERFORMANCE PLAN

###DICTIONARY_AWARD_NAME###

    This ###DICTIONARY_AWARD_NAME###, which is entered into effective as of ###GRANT_DATE### (the “Grant Date”), is made by and between ###PARTICIPANT_NAME### (the “Participant”) and Hasbro, Inc. (the “Company”).

    WHEREAS, the Company maintains the Hasbro, Inc. Restated 2003 Stock Incentive Performance Plan, as amended (the “Plan”) and has selected the Participant to receive this ###DICTIONARY_AWARD_NAME### award.

    NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.Terms of Agreement. The following are the terms and conditions of this ###DICTIONARY_AWARD_NAME### award (the “Agreement”):

A.The Participant is hereby granted ###AWARDS_WITH_TIME_BASED_VESTING### Stock Units, subject to and conditioned upon the terms and conditions of this Agreement as set forth herein.

B.The “Vesting Schedule” for Stock Units subject to this Agreement is as follows:

###VEST_SCHEDULE_TABLE###

C.Stock Units are notional shares of the Company’s common stock, par value $.50 per share (“Common Stock”) granted under this Agreement and subject to the terms of this Agreement and the Plan, the provisions of which are incorporated herein as if set forth in full.

D.If the Participant is notified by the Company or its equity plan administrator that Participant is required to enter into a Non-Competition, Non-Solicitation and Confidentiality Agreement with the Company, this Agreement shall be contingent upon and subject to the Participant (i) executing and delivering to the Company a Non-Competition, Non-Solicitation and Confidentiality Agreement by and between the Participant and the Company, in a form prescribed by and no later than a date designated by the Company; or (ii) confirming and agreeing that Participant remains bound by and subject to the terms of Participant’s previously executed Non-Competition, Non-Solicitation and Confidentiality Agreement(s), which confirmation and agreement will occur upon your acceptance of this Agreement. For the avoidance of doubt, if the Participant has not executed and delivered to the Company a Non-Competition, Non-Solicitation and Confidentiality Agreement or confirmed and agreed (through acceptance of this Agreement) to the terms of the Participant’s existing Non-Competition, Non-Solicitation and Confidentiality Agreements no later than 90 days from the Grant Date, this Agreement and the grant of Stock Units represented by this Agreement will not take effect and will be null and void. The acknowledgements and agreements set forth in this section are material conditions to receiving this Agreement, which would not have been made to the Participant otherwise.

E.By accepting this Agreement, the Participant hereby acknowledges and agrees that this Agreement, any Stock Units or shares of Common Stock the Participant may become entitled to pursuant to this Agreement, any proceeds received upon the sale of any such shares of Common Stock, and any other incentive compensation the Company grants to the Participant, is subject to the Company’s Clawback Policy, as it may be amended from time to time by the Board in the future. Additionally, by accepting this Agreement, the Participant hereby acknowledges and agrees that if the Participant is or becomes subject to the Hasbro, Inc. Executive Stock Ownership Policy, then the Participant shall comply with the terms of such Stock Ownership Policy. The acknowledgements and agreements set forth in this section are material conditions to receiving this Agreement, which would not have been made to the Participant otherwise.

F.For record-keeping purposes only, the Company shall maintain an account with respect to this Agreement (a “Stock Unit Account”) for the Participant where Stock Units related to this award shall be accumulated and accounted for by the Company. Without limiting the provisions of Section 8(b) of the Plan, in the event the Company pays a stock dividend or reclassifies or divides or combines its outstanding Common Stock then an appropriate adjustment shall be made to the number of Stock Units subject to this Agreement. The Stock Unit Account will reflect notional fractional shares of Common Stock to the nearest hundredth of a share on a one Stock Unit for one share of Common Stock basis.

G.Other terms used in this Agreement are defined pursuant to Section 6 or elsewhere in this Agreement or the Plan.

2.Dividends and Voting Rights. On the date that the Company pays a cash dividend to holders of Common Stock, unless otherwise determined by the Compensation and Talent Committee of the Company’s Board of Directors (the “Committee”) in its sole discretion, the Company shall credit each unvested Stock Unit outstanding as of the applicable dividend record date with a dividend equivalent unit (“DEU”).  A Participant shall be entitled to a DEU with respect to any Stock Unit outstanding on the dividend record date, regardless of whether such Stock Unit vests prior to the dividend payment date.
DEUs will be calculated at the same dividend rate paid to other holders of shares of Common Stock and will equal the total number of unvested Stock Units outstanding on the dividend record date multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company, divided by the Fair Market Value (as defined in the Plan) of a share of Common Stock on the dividend payment date. DEUs will be credited in whole shares only and any residual amount that cannot be converted to a whole share shall be aggregated with the immediately following dividend and used to calculate the DEUs attributable to such dividend, as described above.

Except as otherwise provided herein, DEUs shall be subject to the same terms and conditions as the underlying Stock Units and will vest in accordance with the Vesting Schedule applicable to the related Stock Units. Upon vesting of any DEUs, the Company shall issue to the Participant one share of Common Stock for each vested DEU (subject to applicable tax withholding and settlement procedures under the Plan). If a Stock Unit has vested prior to the dividend payment date, any DEU attributable to such Stock Unit shall be issued at the time the related DEU vests, which shall occur on the dividend payment date. The Participant shall not be entitled to any voting rights with respect to the Stock Units or DEUs prior to issuance of shares of Common Stock.

3.Vesting and Forfeiture of Units. Stock Units subject to this Agreement shall vest in accordance with the Vesting Schedule; provided, however, that the Participant remains employed by the Company through and including the last day of the applicable vesting date(s); and further provided, however, that Stock Units may vest earlier (either in whole or in part, as applicable) only in the situations and under the terms and conditions which are explicitly provided for in the following paragraphs.

A.Notwithstanding the Vesting Schedule, in connection with a Change in Control (as defined below), the Stock Units will be treated in the manner set forth in the Plan, as such Plan has been amended by the Company’s shareholders through the date of such Change in Control.

B.Notwithstanding the Vesting Schedule, if the Participant terminates employment with the Company prior to the end of the Vesting Schedule due to (i) the Participant’s Retirement (as defined below); or (ii) after the one-year anniversary of the Participant’s hire date, the Participant’s death or Disability (as defined below), the Participant will be entitled, as of such Participant’s Date of Termination, to a pro-rata portion of unvested Stock Units subject to this Award calculated by multiplying the total number of unvested Stock Units subject to this Award by a fraction, the numerator of which is the number of days from the Grant Date or, if later, the most recent vesting date set forth in the Vesting Schedule that immediately precedes the Participant’s Date of Termination, through and including the Participant’s Date of Termination and the denominator of which is the number of days from the Grant Date or, if later, the most recent vesting date set forth in the Vesting Schedule that immediately precedes the Participant’s Date of Termination through and including the last vesting date in the Vesting Schedule. The Participant will forfeit any unvested Stock Units subject to this Award which do not vest in accordance with the provisions of this paragraph.

C.If the Participant’s Date of Termination occurs prior to the end of the Vesting Schedule for any reason other than the reasons set forth in the preceding sections,

including, without limitation, if the Participant’s employment is terminated by the Company for cause or for such other reason that casts such discredit on the Participant as to make termination of the Participant’s employment appropriate (cause or such other reasons being determined in the sole discretion of the Administrator and the Administrator not being limited to any definition of cause), then all unvested Stock Units subject to this Agreement shall be forfeited, effective as of the Participant’s Date of Termination, and the Participant shall not be entitled to any rights or benefits of this Agreement.

D.Stock Units subject to this Agreement may not be sold, assigned, transferred, pledged, or otherwise encumbered, except to the extent otherwise provided by either the terms of the Plan or by the Committee.

4.Settlement in Shares of Common Stock. Provided that the Participant’s interest in Stock Units subject to this Agreement has become vested, in whole or in part, in accordance with these terms and conditions, such Stock Units shall be delivered to the Participant on the vesting date in actual shares of Common Stock. Such vesting shall occur on the applicable vesting date as set forth in the Vesting Schedule; provided, however, that if Section 3.A (termination of employment in connection with a Change in Control) or Section 3.B. (termination of employment due to Retirement, death or Disability) applies, such vesting shall occur effective on the Participant’s Date of Termination. The conversion of Stock Units will occur on the basis of one share of Common Stock for every one Stock Unit (including associated DEUs) which vests. Such shares of Common Stock shall be registered in the name of the Participant effective as of the date of conversion and shall be delivered to the Participant within a reasonable time thereafter in the manner determined in the sole discretion of the Company, which may be by electronic delivery to the Participant’s stock plan account or in such other manner as determined in the sole discretion of the Company. To the extent that there are notional fractional shares of Common Stock in a Stock Unit Account which have vested upon settlement, such notional fractional shares shall be rounded to the nearest whole share in determining the number of shares of Common Stock to be received upon conversion.

5.Income Taxes. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the shares of Common Stock received by the Participant upon the conversion of all or a portion of Stock Units subject to this Agreement, an amount equal to the taxes the Company determines it is required to withhold under applicable law with respect to such shares of Common Stock. Such payment shall be made in the form of cash, the delivery of shares of Common Stock already owned by the Participant or by withholding such number of shares otherwise deliverable pursuant to this Agreement as is equal to the withholding tax due or in any combination of such methods. If the Participant does not affirmatively instruct the Company prior to the applicable vesting date, in such manner and at such time as determined in the sole discretion of the Company, that such Participant will pay withholding taxes in another manner specified above, the Company shall withhold shares to cover applicable taxes upon the settlement of the Agreement.

6.Definitions. For purposes of this Agreement, the terms used herein are defined as follows:

A.Change in Control. The term “Change in Control” shall have the meaning ascribed to it in the Plan.

B.Credited Service. A year of “Credited Service” shall mean a calendar year in which the Participant is paid for at least 1,000 hours of employment with the Company or any entity directly or indirectly controlled by the Company (a “Subsidiary”).

C.Date of Termination. The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant ceases employment with the Company or any Subsidiary (a “Termination of Employment”), regardless of the reason for such Termination of Employment; provided that a Termination of Employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that a Termination of Employment shall not be deemed to occur while the Participant is on an approved leave of absence from the Company or any Subsidiary.

D.Disability. The term “Disability” shall mean the Participant’s inability to perform such Participant’s job or any position which the Participant can perform with such Participant’s background and training by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

E.Retirement. The term “Retirement” shall mean either “Early Retirement” or “Normal Retirement.” For this purpose, Early Retirement means attainment of age fifty-five (55) with ten (l0) or more years of Credited Service and Normal Retirement means attainment of age sixty-five (65) with five (5) or more years of Credited Service.

F.Retirement Date. The term “Retirement Date” shall mean the day on which the Participant terminates employment with the Company after having satisfied the requirements for Retirement.

G.Plan Definitions. Except where the context clearly implies or indicates to the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

7.Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, including upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business, and the Participant and the successors and permitted assigns of the Participant, including but not limited to, the estate of the Participant and the executor, administrator or trustee of such estate, and the guardian or legal representative of the Participant.

8.Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

9.Plan Governs. In the event of any inconsistency between the provisions of this Agreement and, if applicable, the terms of the Participant’s Employment Agreement, the provisions set forth in the Participant’s Employment Agreement shall govern; provided, however, that to the extent the provisions of this Agreement or the Participant’s Employment Agreement are inconsistent with the terms of the Plan, then the terms of the Plan shall govern.

10.No Employment Contract. The Participant acknowledges that this Agreement does not constitute a contract for employment for any period of time and does not modify the at will nature of the Participant’s employment with the Company, pursuant to which both the Company and the Participant may terminate the employment relationship at any time, for any or no reason, with or without notice or, if applicable, the terms of the Participant’s Employment Agreement.

11.Amendment. This Agreement may be amended by a written agreement of the Participant and the Company, without the consent of any other person.

12.Entire Agreement. This Agreement, any Appendix hereto, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the award contained herein and therein and supersede all prior communications, representations and negotiations in respect thereof.

13.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law and any court determining the unenforceability of any provisions shall have the power to reduce the scope or duration of such provision to render such provision enforceable.

14.Non-U.S. Securities Law. Notwithstanding any other terms and conditions of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the issuance of this Agreement or and any Stock Units or shares of Common Stock the Participant may become entitled to under this Agreement in the future, the Company shall not be required to deliver any such securities prior to the completion of any registration or qualification of any such securities under any non-U.S. securities, exchange control or other law, or under the rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any governmental agency, which registration, qualification or approval the Company shall, in its sole discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify any such securities with any non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of any such securities. Further, the Participant agrees that participation in the trade and acceptance of such securities is voluntary and that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of any such securities.

    IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all effective as of the Grant Date. By accepting the terms of this Agreement through an electronic form offered by the Company, or the Company’s designee, the Participant hereby agrees to the terms of this Agreement with the same effect as if the Participant had signed this Agreement.

HASBRO, INC.

By: /s/ Chris Cocks
Name:    Chris Cocks
Title:    Chief Executive Officer

By:
Name:     ###PARTICIPANT_NAME###